Exhibit 1.1
CTPartners Executive Search Inc.
● Shares of Common Stock 1
UNDERWRITING AGREEMENT
●, 2010
William Blair & Company, L.L.C.
C.L. King & Associates, Inc.
     as Representatives of the several Underwriters
c/o William Blair & Company
222 West Adams Street
Suite 3300
Chicago, Illinois 60606
Ladies and Gentlemen:
     CTPartners Executive Search Inc., a Delaware corporation (the “Company”) and the persons listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom William Blair & Company, L.L.C. (“William Blair”) and C.L. King & Associates, Inc. are acting as representative(s) (in such capacity, the “Representative(s)”), with respect to (i) the sale by the Company and the Selling Stockholder(s), acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto (the “Firm Shares”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ● additional shares of Common Stock to cover overallotments, if any (the “Option Shares”, and collectively with the Firm Shares, the “Shares”).
     The Company and the Selling Stockholder(s) understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative(s) deem(s) advisable after this Agreement has been executed and delivered.
     The Company and the Underwriters agree that up to [     ] of the Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain of the Company’s directors and executive officers and to certain employees of the Company and its affiliates (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

[1]	Plus options to acquire up to an aggregate of additional shares to cover overallotments.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-169224), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is referred to as “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).
     As used in this Agreement:
     “Applicable Time” means [                    ], Chicago time, on                          , 2010 or such other time as agreed by the Company and William Blair.
     “General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time, the Statutory Prospectus and the information included on Schedule C-1 hereto, all considered together.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

     “Statutory Prospectus” as of any time means the preliminary prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any preliminary prospectus or other prospectus deemed to be a part thereof.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
     (i) Registration Statement and Prospectuses. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. Any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any amendment and supplement thereto, at the time it became effective and at the Closing Time and at any Date of Delivery, the Registration Statement, the Rule 462(b) Registration Statement, including the 430(A) Information, and any amendments or supplements thereto in the Prospectus and any amendments or supplements thereto, complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), and any supplement thereto or prospectus wrapper prepared in connection therewith, at times of issuance or filing, complied and will comply in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.
     (ii) Accurate Disclosure. None of the Registration Statement, the Rule 462(b) Registration Statement or any amendment and supplement thereto, at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Closing Time and at each Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, any preliminary prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing pursuant to Rule 424(b), at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, at the Closing Time and at each Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through William Blair expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph, the fifteenth paragraph, the first two sentences of the sixteenth paragraph and the eighteenth paragraph under the heading “Underwriting” (collectively, the “Underwriter Information”).
     (iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies William Blair, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.
     (iv) Company Not Ineligible Issuer; Smaller Reporting Company. At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. The Company is and will be immediately following the date hereof a “smaller reporting company” as defined in the Rule 12b-2 of the rules and regulations of the Commission under the Securities Exchange Act of 1934 (the “1934 Act Regulations”).
     (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).
     (vi) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly in all material respects on the basis stated therein the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-

GAAP financial measures” (as defined in the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act.
     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; except for any liens held by the Company’s lender under the revolving credit facility described and disclosed in the General Disclosure Package and the Prospectus; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.
     (x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Shares to be purchased by the Underwriters from the Selling Stockholder(s), have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock, including the Shares to be purchased by the Underwriters from the Selling Stockholder(s), was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All offers and sales of the Company’s capital stock made by the Company prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.
     (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xii) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (xiii) Registration and Preemptive Rights. There are no persons with (i) registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or (ii) preemptive rights.
     (xiv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that, singularly or in the aggregate, would not result in a Material Adverse Effect, or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and Prospectus under the caption “Use of Proceeds” and the Corporate Conversion) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singularly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (xvi) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect the property or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.
     (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Corporate Conversion, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE Amex Equities Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
     (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) liens held by the Company’s lender under the revolving credit facility described and discussed in the General Disclosure Package and the Prospectus, (B) such as are described in the General Disclosure Package and the Prospectus, or (C) such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or has knowledge of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (xxii) Environmental Laws. Except as described in the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (xxiii) Disclosures Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934 (the “1934 Act”)) and such disclosure controls and procedures will be effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures to the extent applicable in preparing and evaluating the disclosures relating to the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xxiv) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxv) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
     (xxvi) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The United States federal income tax returns of the Company and its subsidiaries through the fiscal year ended December 31, 2009 have been settled and no assessment in connection therewith has been made against the Company and its subsidiaries. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
     (xxvii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. In the last five years, neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
     (xxviii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxix) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (xxx) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxxii) OFAC. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxiii) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (xxxiv) Related Party Transactions. No material transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.
     (xxxv) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
     (xxxvi) ERISA. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored or maintained by the Company or any of its Controlled Group Members (which includes each member of the group of entities under common control with the Company as determined under Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the “Code”)) for their employees or former employees (a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding obligations of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA, and the fair market value of the assets of each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under the Plan determined using the actuarial assumptions used for funding purposes.
     (xxxvii) Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NYSE Amex Equities Stock

Exchange and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the NYSE Amex Equities Stock Exchange.
     (xxxviii) 1934 Act. A registration statement pursuant to Section 12(b) of the 1934 Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the 1934 Act, and the Common Stock is duly registered thereunder. The Shares are listed on the NYSE Amex Equities Stock Exchange.
     (xxxix) Brokerage Commissions and Finders Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
     (xl) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (b) Representations and Warranties by the Selling Stockholder(s). Each Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and, if the Selling Stockholder is selling Option Shares on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:
     (i) Accurate Disclosure. To the extent that any statements or omissions made in a preliminary prospectus are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein, each preliminary prospectus, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and, to the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein, neither the Registration Statement, the General Disclosure Package nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representative(s) (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.
     (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, except for any such conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions hereunder nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.
     (v) Valid Title. Such Selling Stockholder has, and at the Closing Time and, if applicable, such Date of Delivery will have, valid title to the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares.
     (vi) Delivery of Shares. Upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (a) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (b) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (c) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (d) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (e) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (f) if at any time the DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.2
     (vii) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.
     (ix) No Registration, Preemptive or Other Similar Rights. Such Selling Stockholder does not have any registration, preemptive or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.
     (x) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations), and has not distributed any written materials in connection with the offer or sale of the Shares.
     (xi) Shares Suitable for Transfer. Each such Selling Stockholder holding Shares in certificated form further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement and Power of Attorney with the Custodian, certificates in negotiable form or share transfer deeds, as applicable, for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the applicable agent pursuant to the Custody Agreement and Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney shall not be terminated except as provided in this Agreement, or the Custody Agreement and Power of Attorney by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not

[2]	Note to Draft: This section to be revised if the securities are in certificated form.

occurred, regardless of whether or not the Custodian shall have received notice thereof. The applicable agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder.
     (xii) Lock-up Agreements. On or prior to the date hereof, such Selling Stockholder has executed and delivered to the Underwriters a “lock-up” agreement letter in a form satisfactory to the Underwriters.
     (xiii) No Association with FINRA. Neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA, except as disclosed in such Selling Shareholder’s questionnaire.
     In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative(s) or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder(s) as such and delivered to the Representative(s) or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.
     (d) Representations and Warranties of the Underwriters. Each of the Representatives, severally and not jointly, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth in paragraph three, paragraph fifteen, the first two sentences of paragraph sixteen and paragraph eighteen under the caption “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder(s), severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule A, that proportion of the number of Firm Shares set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Firm Shares, subject, in each case, to such adjustments among the Underwriters as the Representative(s) in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grant(s) an option to the Underwriters, severally and not jointly, to purchase up to an additional ● shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by William Blair to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by William Blair, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as William Blair in its discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of McDermott Will & Emery LLP, or at such other place as shall be agreed upon by the Representative(s) and the Company and the Selling Stockholder(s), at 9:00 A.M. (Chicago time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Chicago time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company and the Selling Stockholder(s) (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Company, on each Date of Delivery as specified in the notice from the Representative(s) to the Company.
     Payment shall be made to the Company and the Selling Stockholder(s) by wire transfer of immediately available funds to the bank account(s) designated by the Company and the Custodian pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representative(s) for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. William Blair, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging by the Representative(s) in the City of Chicago not later than 10:00 A.M.

(Chicago time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and each Selling Stockholder covenants with each Underwriter as follows:
     (a) Compliance with Shares Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and 1934 Act Documents. During the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required to be delivered under the 1933 Act, the Company will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall object. The Company has given the Representative(s) notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative(s) notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Stock Repurchases. The Company will not acquire any capital stock of the Company prior to the termination or expiration of the option set forth in Section 2(b) nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the termination or expiration of the option set forth in Section 2(b), except in either case as contemplated by the Prospectus.
     (i) Compliance. During such period beginning on the date of this Agreement and ending on the later of the Closing Time or the termination or expiration of the option set forth in Section 2(b), as the case may be, or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 promulgated under the 1933 Act (the “Prospectus Delivery Period”), the Company will comply with all registration, filing and reporting requirements of the 1934 Act and the NYSE Amex Equities Stock Exchange; and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.
     (j) Sarbanes-Oxley Compliance. During the Prospectus Delivery Period, the Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
     (k) Internal Controls. During the Prospectus Delivery Period, the Company and each of its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13 a15 and 15d 15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.
     (l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds,” and shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.
     (m) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Shares) on the NYSE Amex Equities Stock Exchange.
     (n) Restriction on Sale of Shares by the Company. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of William Blair, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable for any shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or employment agreements referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (o) Restriction on Sale of Shares by the Selling Stockholders. Each Selling Stockholder shall execute a lock-up agreement substantially in the form of Exhibit C.
     (p) Reporting Requirements. The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.
     (q) Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Representative(s), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative(s) will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i). Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Representative(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided that this sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any

Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (ix) the fees and expenses of any transfer agent or registrar for the Shares, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares and (xii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE Amex Equities Stock Exchange.
     (b) Expenses of the Selling Stockholder(s). The Selling Stockholder(s), jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.
     (c) Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5, Section 8(a)(i) (provided that for purposes of reimbursement of expenses pursuant to this Section 5, any termination pursuant to Section 8(a)(i) which is primarily based on any effects arising from the changes set forth in Section 8(a)(ii) shall not entitle the Representative(s) to have their expenses reimbursed pursuant to this Section 5), or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder(s) may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder(s) contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (b) Opinion of Counsel for Company. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Ulmer & Berne LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for the Selling Stockholder(s). At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Ulmer & Berne LLP, counsel for the Selling Stockholder(s), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of McDermott Will & Emery LLP, counsel for the Underwriters, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to their knowledge, contemplated.
     (f) Compliance. The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the General Disclosure Package, any Issuer

Limited Use Free Writing Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.
     (g) Certificate of Selling Stockholder(s). At Closing Time, the Representative(s) shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.
     (h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative(s) shall have received from McGladrey & Pullen, LLP a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (i) Bring-down Comfort Letter. At Closing Time, the Representative(s) shall have received from McGladrey & Pullen, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (j) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE Amex Equities Stock Exchange, subject only to official notice of issuance.
     (k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) Lock-up Agreements. At the date of this Agreement, the Representative(s) shall have received an agreement substantially in the form of Exhibit C hereto signed by each Selling Stockholder.
     (m) Corporate Conversion. The Corporate Conversion, as described in the General Disclosure Package and the Prospectus under the captions “Prospectus Summary—Corporate Conversion” and “Corporate Conversion,” has been consummated.
     (n) Other Documents. Such further certificates and documents as you may reasonably request.
     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to McDermott Will & Emery LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.
     (o) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Selling Stockholder(s) contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling

Stockholder(s) hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
     (ii) Certificate of Selling Stockholder(s). A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.
     (iii) Opinion of Counsel for Company. The favorable opinion of Ulmer & Berne LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iv) Opinion of Counsel for the Selling Stockholder(s). The favorable opinion of Ulmer & Berne LLP counsel for the Selling Stockholder(s), in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (v) Opinion of Counsel for Underwriters. The favorable opinion of McDermott Will & Emery LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (vi) Bring-down Comfort Letter. A letter from McGladrey & Pullen LLP, in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
     (p) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder(s) in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.
     (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative(s) by notice to the Company and the Selling Stockholder(s) at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 17 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information furnished to the Company by or on behalf of any Underwriter through the Representative(s), specifically for use therein. In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b) Each of the Selling Stockholders agrees severally and not jointly in proportion to the number of Shares to be sold by such Selling Stockholder hereunder to indemnify and hold harmless each Underwriter, its affiliates, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact about the Selling Stockholder required to be stated therein or necessary to make the statements therein about the Selling Stockholder not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations under this Section 6(b) shall only apply to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein is the information relating to such Selling Stockholder set forth under the caption “Principal and Selling Stockholders” and the footnotes thereunder (excluding any percentages or outstanding share totals of the Company set forth therein)) in both the preliminary prospectus and the Prospectus relating to the Shares; provided, further, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information. In addition to its other obligations under this Section 6(b), each of the Selling Stockholders agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholder’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Notwithstanding anything to the contrary in this Section 6(b), in no event shall the liability of a Selling Stockholder exceed the net proceeds actually received by such Selling Stockholder from the sale of its respective Shares pursuant to this Agreement. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.
(c) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information furnished to the Company by such Underwriter through the Representative(s) specifically or use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 6(c), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(c), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
     (d) In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Shares have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of this Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Shares.
     (e) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of outside counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
     (f) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a), (b), (c) or (d) in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6(f) are several in proportion to their respective underwriting commitments and not joint.
     (g) The provisions of this Section 6 shall survive any termination of this Agreement.

     SECTION 7. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholder(s) submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Shares.
     SECTION 8. Termination of Agreement.
     (a) Termination; General. The Representative(s) may terminate this Agreement, by notice to the Company and the Selling Stockholder(s), at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE Amex Equities Stock Exchange, or if trading generally on the NYSE Amex Equities Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, and 16 shall survive such termination and remain in full force and effect.
     SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representative(s) or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 10. Default by One or More of the Selling Stockholder(s) or the Company. (a) If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Shares which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative(s), by notice from the Representative(s) to the Company and the non-defaulting Selling Stockholder(s), either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 16 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholder(s) and the Company have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.
     In the event of a default by any Selling Stockholder as referred to in this Section 10, each of the Representative(s), the Company and the non-defaulting Selling Stockholder(s) shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.
     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to William Blair & Company, L.L.C., 222 West Adams Street, Suite 3000, Chicago, Illinois 60606, Attention: Britton W. Truckenbrod with a copy to McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, Illinois 60606, Attention: John Tamisiea, notices to the Company shall be directed to it at 1166 Avenue of the Americas, 3rd Floor, New York, New York 10036, Attention: Brian Sullivan; with a copy to Ulmer & Berne LLP, 1660 West 2nd Street, Suite 1100, Cleveland, Ohio 44113, Attention: Howard Groedel and notices to the Selling Stockholder(s) shall be directed to the Attorney-in-Fact at 1166 Avenue of the Americas, 3rd Floor, New York, New York 10036, Attention: Brian Sullivan; with a copy to Ulmer & Berne LLP, 1660 West 2nd Street, Suite 1100, Cleveland, Ohio 44113, Attention: Howard Groedel.
     SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder(s) and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholder(s) and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholder(s) and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO CHICAGO TIME.
     SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholder(s) a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder(s) in accordance with its terms.

Very truly yours,

CTPartners Executive Search Inc.

By

Title:

By

As Attorney-in-Fact acting on behalf of the Selling Stockholder(s) named in Schedule B hereto

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C. C.L. KING & ASSOCIATES, INC.

Acting as Representatives of the several underwriters named in Schedule A

By:	WILLIAM BLAIR & COMPANY, L.L.C.

By

Authorized Signatory
For themselves and as Representative(s) of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The initial public offering price per share for the Shares shall be $●.
The purchase price per share for the Shares to be paid by the several Underwriters shall be $●, being an amount equal to the initial public offering price set forth above less $● per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

Number of
Name of Underwriter	Firm Shares

William Blair & Company, L.L.C.

C.L. King & Associates, Inc.

Total

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Shares to be Sold	Shares to Be Sold
CTPartners Executive Search Inc.

[Selling Stockholders]

Total

Sch B-1

SCHEDULE C-1
Pricing Terms
1. The Company and the Selling Stockholder(s) are selling ● shares of Common Stock.
2. The Company and the Selling Stockholder(s) have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional ● shares of Common Stock.
3. The initial public offering price per share for the Shares shall be $●.

Sch C - 1

SCHEDULE C-2
Free Writing Prospectuses

Sch C - 1

Exhibit A
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company has corporate power to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each of the jurisdictions set forth on Exhibit A attached hereto.
     (iv) The Certificate of Incorporation of the Company authorizes the issuance of up to 30,000,000 shares of Common Stock. As of September 30, 2010, there were, assuming the conversion of the Company’s outstanding member units into shares of Common Stock at a ratio of 1:5.269, 4,961,549 shares of Common Stock issued and outstanding. The shares of issued and outstanding capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholder(s), have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (v) The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.
     (vi) The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (viii) Each subsidiary of the Company listed in Exhibit 21 to the Registration Statement (the “Material Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any liens held by the Company’s lender under the revolving credit facility described and disclosed in the Prospectus; none of the outstanding shares of capital stock of any Material Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Material Subsidiary.
     (ix) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (x) The Corporate Conversion has been duly authorized.
     (xi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d);
     (xii) To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (xiii) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the NYSE Amex Equities Stock Exchange.
     (xv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.
     (xvi) The information in the Prospectus under “Description of Capital Stock” and in the Registration Statement under Item 14, to the extent that it purports to summarize matters of law, the Company’s charter and bylaws or legal proceedings, or makes legal conclusions, has been reviewed by us and fairly summarize the matters set forth therein in all material respects.
     (xvii) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.
     (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Corporate Conversion or for the offering, issuance, sale or delivery of the Shares.
     (xix) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds” and the transactions described under the caption “Corporate Conversion”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.
     (xx) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
     (xxi) The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.
     [NEGATIVE ASSURANCE TO BE GIVEN IN SEPARATE LETTER]
     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

A-1

Exhibit B
FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER(S)
TO BE DELIVERED PURSUANT TO SECTION 5(c)
     (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder(s) for the performance by each Selling Stockholder of its obligations under the Underwriting Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Shares.
     (ii) Each Power of Attorney and Custody Agreement has been duly authorized executed and delivered by the respective Selling Stockholder(s) named therein and constitutes the valid and binding agreement of such Selling Stockholder.
     (iii) The Underwriting Agreement has been duly authorized executed and delivered by or on behalf of each Selling Stockholder.
     (iv) Each Attorney-in-Fact has been duly authorized by the Selling Stockholder(s) to deliver the Shares on behalf of the Selling Stockholder(s) in accordance with the terms of the Underwriting Agreement.
     (v) The execution, delivery and performance of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Stockholder(s) with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder(s) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Selling Stockholder(s) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to us to which any Selling Stockholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Stockholder(s) may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder(s), if applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the such Selling Stockholder or any of its properties.
     (vi) Each of the Selling Stockholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Stockholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares.
     (vii) Upon the Underwriters’ acquiring possession of stock certificates representing the Shares to be sold by the Selling Stockholders, endorsed to the Underwriters and paying the purchase price therefor pursuant to the Underwriting Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Shares) will acquire their respective interests in such Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

B-1

Exhibit C
●, 2010
WILLIAM BLAIR & COMPANY, L.L.C.
C.L. KING & ASSOCIATES, INC.
     as Representative(s) of the several
     Underwriters
c/o William Blair & Company, L.L.C.
     222 West Adams Street, Suite 3300
     Chicago, Illinois 60606

Re:	Proposed Public Offering by CTPartners Executive Search Inc.
Dear Sirs:
     The undersigned, a stockholder [and an officer and/or a director] of CTPartners Executive Search Inc., Delaware corporation (the “Company”), understands that William Blair & Company, L.L.C. (“William Blair”) and C.L. King & Associates, Inc. (“CL King”) propose(s) to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholder(s) providing for the public offering of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 3 years from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Shares”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the activities in the preceding clauses (i) and (ii) being referred to as the “Restricted Activities”); provided, however, that the undersigned shall be entitled to: (x) engage in any Restricted Activities with respect to (A) up to one-third of the Lock-Up Shares on or after the first anniversary of the date hereof; (B) up to two-thirds of the Lock-Up Shares in the aggregate on or after the second anniversary of the date hereof and (C) all of the Lock-up Shares following the third anniversary of the date hereof, and (y) following the date which is 180 days from the date of the Prospectus, engage in any Restricted Activities set forth in clause (ii).
     Notwithstanding the foregoing, the following shall not be Restricted Activities hereunder: (i) following the date which is 180 days from the date of the Prospectus, the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the lock-up period set forth in the preceding paragraph and that the establishment of such plan will not result in any public filing or other public announcement of such plan by the Company or the party establishing such plan; (ii) the issuance by the Company of Common Stock (including shares issuable in respect of securities convertible into or exercisable for Common Stock) pursuant to the Company’s stock

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plans provided that such stock plans are identified in the Prospectus or (iii) transfers by testate or intestate succession; provided that the transferee provides William Blair with a signed lock-up agreement in the form of this Exhibit C for the balance of the lock-up period. Furthermore, notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of William Blair, provided that (1) William Blair receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
as a bona fide gift or gifts; or
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin).
     The aggregate amount of Lock-Up Shares transferred by the undersigned pursuant to either of the two preceding paragraphs shall not exceed fifteen percent of the Lock-Up Shares.
     Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days immediately preceding the first anniversary, second anniversary or third anniversary of the date hereof, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the first anniversary, second anniversary or third anniversary of the date hereof, as applicable, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the first anniversary, second anniversary or third anniversary of the date hereof, as applicable, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless William Blair waives, in writing, such extension.
          The undersigned hereby acknowledges and agrees that written notice of any extension of the lock-up period pursuant to the previous paragraph will be delivered by William Blair to the Company (in accordance with Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 3-year lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 3-year lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

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     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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